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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 17, 2000



                        PAINEWEBBER R&D PARTNERS II, L.P.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                      33-14582                  13-3437420
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(State or Other Jurisdiction       (Commission File             (IRS Employer
    of Incorporation)                  Number)               Identification No.)

              1285 Avenue of the Americas, New York, New York 10019
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 713-2000




                                (Not Applicable)
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          (Former Name or Former Address, if Changed Since Last Report)


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                        PAINEWEBBER R&D PARTNERS II, L.P.

Item 5.


         On February, 17, 2000, PaineWebber R&D Partners II, L.P., a Delaware limited partnership (the "Registrant"), entered into an Amended and Restated Contractual Payment Interest Purchase Agreement (the "DRI Purchase Agreement") with Drug Royalty USA, Inc., a Nevada corporation (the "Purchaser"), whom the Registrant has been advised is an affiliate of Drug Royalty Corporation, Inc. Subject to the terms and conditions contained in the DRI Purchase Agreement, the Registrant agreed to sell to the Purchaser seven Class A and 37 Class C Centocor Partners III L.P. Contractual Payment Interests (the "CPIs") paid by Centocor Inc. ("Centocor") relating primarily to the sale of Reopro(TM) (a dual receptor glycoprotein IIB/IIIA therapeutic manufactured by Centocor) for an aggregate purchase price of $14,722,400, subject to adjustment (which adjustments to date will result in an aggregate purchase price of approximately $14,035,000, and further adjustments, based on the amount of subsequent payments by Centocor, may be made). The sale is subject to the fulfillment of certain conditions, including the Delaware Chancery Court (the "Court") rendering an unappealable final order resolving all settlement matters in the action entitled PaineWebber R&D Partners, II, L.P. v. Centocor, Inc., et al. (the "Action"), the consent of Centocor, the approval of the limited partners of the Registrant in accordance with the terms of the Registrant's Partnership Agreement, and the consummation of Pharma Purchase Agreement (as defined below). The DRI Purchase Agreement may be terminated by the Registrant or the Purchaser if the closing of the sale under the DRI Purchase Agreement does not occur prior to July 15, 2000. As previously disclosed by the Registrant, on December 17, 1999, the Registrant had entered into an agreement with the Purchaser for the sale of ten Class A and 50 Class C CPIs for an aggregate purchase price $18,624,765, subject to adjustment, which agreement has been superceded by the DRI Purchase Agreement.

         On February 17, 2000, the Registrant also entered into a Contractual Payment Interest Purchase Agreement (the "Pharma Purchase Agreement") with Pharmaceutical Partners, LLC, a Delaware limited liability company and certain of its affiliates (the "Pharma Purchaser"). Subject to the terms and conditions contained in the Pharma Purchase Agreement, the Registrant agreed to sell to the Pharma Purchaser four Class A CPIs and 19 Class C CPIs for an aggregate purchase price of $7,638,800, subject to adjustment (which adjustments, to date, will result in an aggregate purchase price of approximately $7,282,000, and further adjustments, based on the amount of subsequent payments by Centocor, may be made), which is the same per CPI purchase price as set out in the DRI Purchase Agreement, and to distribute to the Purchaser, as the owner of approximately 28% of the Registrant's units of limited partnership interest, an additional four Class A CPIs and 22 Class C CPIs, representing the Pharma


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                                                                               3


Purchaser's pro rata limited partnership interest in the CPIs the Registrant has made available to sell. The sale and distribution are subject to the fulfillment of certain conditions, including the Court rendering an unappealable final order resolving all settlement matters in the Action, the consent of Centocor, the approval of the limited partners of the Registrant in accordance with the terms of the Registrant's Partnership Agreement, the sale by certain affiliates of the general partner of the Registrant to the Pharma Purchaser of certain royalty streams payable by Centocor with respect to the sale of Reopro(TM) on substantially the same terms as the sales to the Pharma Purchaser and the Purchaser and the consummation of the DRI Purchase Agreement. The Pharma Purchase Agreement may be terminated by the Registrant or the Pharma Purchaser if the closing of the transactions thereunder do not occur prior to July 15, 2000.

         The Registrant currently owns 22 Class A CPIs and 111 Class C CPIs and, assuming the sales contemplated by the DRI Purchase Agreement and the Pharma Purchase Agreement are consummated, the Registrant will continue to own seven Class A CPIs and 33 Class C CPIs.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PAINEWEBBER R&D PARTNERS II, L.P.
                                     (Registrant)

                                By:  PaineWebber Technologies II, L.P.
                                     (General Partner)

                                By:  PWDC Holding Company
                                     (General Partner of the General Partner)

                                By:  /s/ Dhananjay Pai
                                     -----------------
                                     Dhananjay Pai


Date:  February 17, 2000